Exhibit 10.2

                    SEPARATION AND GENERAL RELEASE AGREEMENT
                    ----------------------------------------

          This Separation and General Release Agreement (this "Agreement") is entered into by and between Rick Friedman ("Executive") and Ultratech, Inc., a Delaware corporation (the "Company") on January 14, 2007.

                                   WITNESSETH:

          WHEREAS, the Executive is currently employed by the Company pursuant to an Employment Agreement, dated February 3, 2006, as amended as of January 14, 2007 (the "Employment Agreement"); and

          WHEREAS, Executive has resigned, effective December 14, 2006, from his position as Vice President, World-wide Sales and Customer Service, and, effective January 14, 2007, from employment with the Company;

          WHEREAS, the Company and Executive agree that, subject to Executive entering into this Agreement, Executive shall be entitled to receive the severance benefits provided for under Section 6.2 of the Employment Agreement;

          WHEREAS, any capitalized terms that are not defined herein shall have the meaning set forth in the Employment Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Executive agree as follows:

1. Effective Date: This Agreement shall become effective on the eighth day after Executive delivers to the Company a fully-executed version of this Agreement without modification or revocation (the "Effective Date").

2. Resignation from Employment: The parties have agreed that Executive has resigned from employment with the Company and any of its subsidiaries or affiliates, effective January 14, 2007 (the "Resignation Date"). Executive further acknowledges that, as of December 14, 2006, Executive was no longer the Company's Senior Vice President, World-wide Sales and Customer Service, and was no longer an executive officer of the Company, and that as of January 14, 2007, Executive shall no longer be an employee of the Company.

3. No Right of Reinstatement: Executive will have no right to reinstatement with the Company or any of its subsidiaries.

4. Exclusive Severance Benefits: Except for the severance benefits to which Executive is entitled to receive pursuant to the express terms of Section
     6.2 of the Employment Agreement (the "Severance Benefits"), Executive acknowledges that he will not receive, and is not entitled to receive, any additional compensation, severance, vesting, equity, or other benefits from the Company or any of its subsidiaries or affiliates after the Resignation Date. Executive further acknowledges that he has been paid for all wages, salary, and other compensation earned during his employment through the

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     Resignation Date, except for the following: (a) Executive's base salary for the period of December 16 through the Resignation Date, which shall be paid on January 12, 2006; (b) payment for Executive's accrued but unused vacation as of the Resignation Date (which, as of January 14, 2006, will amount to 4.62 days of vacation), which shall be paid on January 12, 2007; and (c) payment of Executive's unpaid business expenses, which shall be submitted to the Company no later than the Resignation Date and which shall be reimbursed by the Company in accordance with its standard expense reimbursement policy.

5. No Admission of Liability Or Wrongdoing: This Agreement does not constitute an admission by the Company or Executive of any violation of federal, state or local law, ordinance or regulation or of any violation of the Company's policies or procedures or of any liability or wrongdoing whatsoever. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of liability or wrongdoing by the Company or Executive. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality to the extent permitted by law.

6. Releases: Except for those obligations created by or arising out of this Agreement, the Employment Agreement, the stock option agreements governing Executive's stock option grants listed below (the "Stock Option Agreements"), the RSU Agreement (as defined below), any indemnification agreement between the Company and Executive (the "Indemnification Agreement"), and any proprietary information and inventions agreement and/or confidentiality agreement between the Company and Executive (collectively, the "Confidentiality Agreement"), Executive, on his own behalf and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company and each of its and their subsidiaries, parent, or affiliated partnerships and corporations, past and present, as well as each of its and their directors, officers, trustees, shareholders, members, partners, representatives, attorneys, assignees, successors, agents and employees, past and present, and each of them (individually and collectively, "Company Releasees"), from and with respect to any and all claims, wages, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected (collectively, "Claims"), arising out of or in any way connected with Executive's employment and termination of employment with the Company, Executive's consulting relationship with the Company prior to such employment, if any, or any other relationship with, interest in or termination of relationship with any Company Releasees, including without limiting the generality of the foregoing, any claim for wages, overtime, salary, severance pay, compensation, commissions, bonus or similar benefit, car allowance, sick leave, pension, retirement, vacation pay, paid time off, life insurance, health or medical insurance, or any other fringe benefit, or disability, or any Claim pursuant to any federal, state or local law, statute or cause of action including, but not limited to: the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); the California Fair Employment and Housing Act, as amended; the California Family Rights Act; the California Labor Code; the Sarbanes-Oxley Act; tort law; contract law; wrongful

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     discharge;  discrimination;  retaliation;  harassment;  fraud;  defamation;
     emotional distress; breach of the implied covenant of good faith and fair dealing; or breach of any contract. Notwithstanding any provision of this
     Section 6, the foregoing release shall not apply to any right you may otherwise have to (i) vested benefits, if any, under the Company's 401(k) plan and deferred compensation plans, in accordance with the terms of those
     plans,  life  insurance  conversion  rights,   unemployment   compensation,
     workers' compensation or disability insurance, or to (ii) indemnification by the Company pursuant to the Company's certificate of incorporation, by-laws, insurance policies, Section 14 of the Employment Agreement, and/or applicable law.

7. Section 1542 Waiver: In executing this Agreement, and except as expressly stated in this Agreement, Executive intends for it to be effective as a general release to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Executive hereby expressly waives any rights and benefits conferred by SECTION 1542 OF THE CALIFORNIA CIVIL CODE, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

                      "A GENERAL RELEASE DOES NOT EXTEND TO
                    CLAIMS WHICH THE CREDITOR DOES NOT KNOW
                    OR SUSPECT TO EXIST IN HIS FAVOR AT THE
                    TIME OF EXECUTING THE RELEASE, WHICH IF
                             KNOWN BY HIM MUST HAVE
                            MATERIALLY AFFECTED HIS
                          SETTLEMENT WITH THE DEBTOR."

Executive acknowledges that he may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist against Company Releasees with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Executive waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Executive acknowledges that he understands the significance and consequence of such release and such specific waiver of SECTION 1542.

8. Waiver Of Age Discrimination Claims: Executive expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Executive also expressly acknowledges and agrees that:

     a. In return for this Agreement, Executive will receive consideration, i.e., something of value, beyond that to which he was already entitled before entering into this Agreement;

     b. Executive is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement, and has done so;

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

     c. Executive is hereby informed that he has 21 days within which to consider whether to sign and accept the terms of this Agreement and that if he wishes to execute this Agreement prior to the expiration of such 21-day period, he will execute the Acknowledgment and Waiver attached hereto as Exhibit B;

     d. Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law; and

     e. Executive is hereby informed that he has seven (7) days following the date he executes the Agreement in which to revoke it, and this Agreement will become null and void if Executive elects revocation during that time. To be valid and effective, any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive validly exercises his right of revocation, neither the Company nor Executive will have any obligations under this Agreement.

9. Continuing Obligations to the Company. Executive acknowledges that he has continuing obligations to the Company that survive the termination of his employment under Sections 9-14 of the Employment Agreement (the "Continuing Obligations"). Executive further acknowledges that compliance with the Continuing Obligations is a material condition to Executive receiving the Severance Benefits and that any breach of any of the Continuing Obligations shall be a material breach of this Agreement and shall result in the Company ceasing payment of the Severance Benefits.

10. Return of Company Property and Proprietary Information: Executive acknowledges that, by no later than the Resignation Date, he shall return to the Company all Company Property and Confidential Information that are in his possession, custody or control unless directed otherwise by the Company. For purposes of this Agreement, the term "Company Property" shall mean all personal computers, laptop computers, cellular telephones, security cards, keys, diskettes, pda's, and other equipment or property owned by the Company that was provided to Executive during his employment. For purposes of this Agreement, the term "Confidential Information" shall have the same meaning as used in Section 10 of the Employment Agreement. Executive further agrees to make a diligent search for any Company Property and Company documents in his possession or control prior to the Effective Date. In addition, (i) Executive will complete any forms necessary, including those of any banking institution, to remove his name from any list of Company authorized signatories, and (ii) Executive shall otherwise assist the Company in taking all actions required to confirm that all Company property has been returned and that full ownership of all Company property is vested solely in the Company.

11. Equity: The parties agree that Executive currently holds options to purchase 275,000 shares of the Company's Common Stock (the "Options"), all of which are vested.

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

Accordingly, upon the Resignation Date, Executive shall have the right to purchase a total of 275,000 vested shares of the Company's Common Stock in accordance with the terms of the applicable Stock Option Agreement for each of Executive's Options.

In addition, Executive holds an award of restricted stock units covering 5,000 shares of the Company's Common Stock which was made to him on January 31, 2006 pursuant to a Restricted Stock Unit Issuance Agreement (the "RSU Agreement") of that same date between Executive and the Company. Currently, 1,666 of the 5,000 shares underlying those restricted stock units are vested. Subject to this Agreement becoming effective, on the Resignation Date, Executive shall vest in an additional 25% of the underlying shares so that 1,250 additional vested shares of Common Stock will become issuable to him on [July 15, 20071 in accordance with the deferred issuance provisions of Section 9 of the RSU Agreement, subject to Company's collection of the applicable withholding taxes pursuant to Section 8 of the RSU Agreement.

Except as set forth in this Section 11, Executive acknowledges and agrees that he has no further right or benefits under any agreement to receive or acquire any security or derivative security in or with respect to the Company or any Releasee.

12. Non-Disparagement: Executive agrees that he shall not make any disparaging remarks, or any remarks that could reasonably be construed as disparaging, whether orally or in writing, regarding the Company or its subsidiaries or affiliates or any of their respective officers, directors, trustees, employees, partners, owners, or agents, in any manner that is intended to be harmful to them or their business, products, business reputation or personal reputation, including but not limited to statements to the media, former and present employees, consultants or customers of the Company, or existing or potential investors of the Company. Nothing in this Section 12 is intended to prohibit Executive from testifying or responding truthfully in response to any court order, arbitral order, subpoena or government investigation, provided that Executive: (i) provides written notice to the Company within 72 hours of receiving any such order, subpoena or request for information from any governmental agency and (ii) cooperates with the Company to the extent the Company elects to object to such subpoena, court order, or governmental investigation.

13. Warranty of No Other Actions: Executive hereby represents and warrants to the Company that he has not filed any lawsuit or administrative action against the Company or any other Company Releasee with any court, arbitral forum or governmental agency.

14. Assignments: The parties warrant and represent that they have not assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and each party hereto shall defend, indemnify and hold harmless the other from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns. The Company may assign this Agreement, including any and all rights under this Agreement, without notice in its sole discretion. This Agreement is personal to Executive and may not be assigned, in whole or in part, by Executive.

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

15. Waivers,: No waiver of any provision or consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and, then, only to the specific purpose, extent and instance so provided.

16. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in the State of California and without regard to conflicts of laws doctrines.

17. Arbitration: Any controversy or claim arising out of or relating to this Agreement, its enforcement, arbitrability or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to Executive's employment or association with the Company shall be resolved in accordance with Section 22 of the Employment Agreement.

18. Authority. The Company represents and warrants that all corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement have been taken.

19. Severability: If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application and, therefore, the provisions of this Agreement are declared to be severable.

20. Entire Agreement: With the exception of the Stock Option Agreements, the RSU Agreement, the Indemnification Agreement, the Confidentiality Agreement, and the Employment Agreement, this instrument constitutes and contains the entire agreement and understanding concerning Executive's employment and the other matters addressed. Subject to the foregoing sentence, the parties intend it as a complete and exclusive statement of the terms of their agreement, and it supersedes and replaces all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning the subject matters. Except as expressly set forth in this Section 20, this is a fully integrated document. This Agreement may be modified only with a written instrument executed by both parties.

21. Voluntary Counsel: Executive agrees and acknowledges that he has read and understood this Agreement prior to signing it, has entered into this Agreement freely and voluntarily and has received legal advice from counsel of his own choosing prior to entering into this Agreement.

22. Notices: All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by telecopy or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the Company or to Executive, as applicable, as follows:

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

              To the Company:
              Ultratech, Inc.

              3050 Zanker Road
              San Jose, California 95134
              Attention: Chair, Compensation Committee of the Board of Directors

              w/ copies to

              Attn: Warren Lazarow
              O'Melveny & Myers LLP
              2765 Sand Hill Road
              Menlo Park, California 94010
              Fax: 650-473-2601

              To Executive:

              Rick Friedman


Either party may change its address set forth above by written notice given to the other party in accordance with the foregoing. Any notice shall be effective when personally delivered, or five (5) business days after being mailed in accordance with the foregoing.

23. Section Headings: Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning of interpretation of this Agreement.

                  (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]






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WITNESS WHEREOF, the parties have executed or caused to be
executed this Agreement as of the date first above written.


By: /s/Rick Friedman            Dated: January 12, 2007
    ----------------
    Rick Friedman


ULTRATECH, INC.

By: /s/ Art Zafiropoulo         Dated: January___, 2007
    -------------------
    Art Zafiropoulo

Chief Executive Officer
Ultratech, Inc.

                                    EXHIBIT A
                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

Ultratech

                                    Ultratech

                        EMPLOYEE TERMINATION DECLARATION


I certify that I have returned to Ultratech, including any of its subsidiaries, business units, and divisions (hereinafter "Company") any and all documents containing confidential information which relates to the "Company" business and was made available to me during my employment.

I understand that, pursuant to Ultratech's "Employee Agreement Proprietary Information and Inventions Agreement", my duties of nondisclosure and non-use of any such confidential information survive termination of my employment.


EMPLOYEE NAME: Rick Friedman
               -----------------------------------------------------------------


EMPLOYEE'S SIGNATURE: /s/ Rick Friedman
                      ----------------------------------------------------------

DATE:   January 12, 2007



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                                    EXHIBIT B
                            ACKNOWLEDGMENT AND WAIVER

        I, Rick Friedman hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.



        EXECUTED this 12 day of January 2007, at Santa Clara County, California.

                               /s/ Rick Friedman
                               -----------------
                                Rick Friedman


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